Exhibit 4.1

VULCAN MATERIALS COMPANY

and

REGIONS BANK,

as Trustee

SEVENTH SUPPLEMENTAL INDENTURE

Dated as of June 15, 2017

to

SENIOR DEBT INDENTURE

Dated as of December 11, 2007

Floating Rate Notes due 2020

3.90% Notes due 2027

4.50% Notes due 2047

-i-

-ii-

SEVENTH SUPPLEMENTAL INDENTURE, dated as of June 15, 2017 (this “Supplemental Indenture”), between Vulcan Materials Company, a corporation duly organized and existing under the laws of the State of New Jersey, having its principal office at 1200 Urban Center Drive, Birmingham, Alabama 35242 (the “Company”), and Regions Bank, an Alabama banking corporation, as trustee (the “Trustee”).

WHEREAS, the Company executed and delivered the Senior Debt Indenture, dated as of December 11, 2007, to Wilmington Trust Company, as initial trustee (succeeded by Regions Bank) (as heretofore supplemented, the “Indenture”), to provide for the issuance of the Company’s notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series;

WHEREAS, by a supplemental indenture (the “Sixth Supplemental Indenture”) to the Indenture, dated as of March 14, 2017, between the Company and the Trustee, a series of its securities to be known as its “3.90% Notes due 2027” was created (the “2027 Notes”), the form and substance of such series and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and the Sixth Supplemental Indenture;

WHEREAS, pursuant to the terms of the Indenture, the Company desires (a) to provide for the establishment of new series of its notes under the Indenture to be known as its: (i) “Floating Rate Notes due 2020” (the “Floating Rate Notes”) and (ii) “4.50% Notes due 2047” (the “2047 Notes” together with the Floating Rate Notes and the 2027 Notes, the “Notes”) and (b) to issue additional 2027 Notes in an aggregate principal amount of $50 million; the form and substance of each such series described in (a) and (b) above and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Supplemental Indenture (and, in the case of the additional 2027 Notes, the Sixth Supplemental Indenture);

WHEREAS, the $50 million aggregate principal amount of the additional 2027 Notes will be consolidated, form a single series and be fully fungible with the previously issued 2027 Notes;

WHEREAS, for the purpose of issuing the Floating Rate Notes, the additional 2027 Notes and the 2047 Notes, the Company wishes to enter into this Supplemental Indenture;

WHEREAS, the Board of Directors of the Company (the “Board”) on May 12, 2017, and the Pricing Committee appointed by the Board (which such appointment occurred on May 12, 2017) on June 12, 2017, have duly adopted resolutions, and through such resolutions have duly authorized (i) the issuance of the Floating Rate Notes, the additional 2027 Notes, and the 2047 Notes, and (ii) the proper officers of the Company to execute any and all appropriate documents necessary or appropriate to effect such issuance;

WHEREAS, this Supplemental Indenture is being entered into pursuant to the provisions of Article Two and Section 901(7) of the Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, and to make each of the Floating Rate Notes, the additional 2027 Notes, and the 2047 Notes, when executed by the Company and authenticated and delivered by the Trustee or an authentication agent, the valid obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;

NOW THEREFORE, in consideration of the premises and the purchase and acceptance of each of the Floating Rate Notes, the additional 2027 Notes, and the 2047 Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the forms and terms of each of the Floating Rate Notes, the additional 2027 Notes, and the 2047 Notes, the Company covenants and agrees, with the Trustee, as follows:

ARTICLE ONE

DEFINITIONS

Section 101.    Definition of Terms.

Unless the context otherwise requires:

(a)    each term defined in the Indenture has the same meaning when used in this Supplemental Indenture;

(b)    the singular includes the plural and vice versa; and

(c)    headings are for convenience of reference only and do not affect interpretation.

“Acquisition” means the acquisition of all of the issued and outstanding equity interests of Aggregates USA, LLC by Vulcan Construction Materials, LLC (a subsidiary of the Company), pursuant to the Purchase Agreement.

“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than the Company or one of its subsidiaries) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company or other Voting Stock into which the Voting Stock of the Company is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of the Company and the assets of its subsidiaries, taken as a whole, to one or more Persons (other than the Company or one of its subsidiaries); or (3) the first day on which a majority of the members of the Board of Directors of the Company is composed of members who are not Continuing Directors. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of the Company immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Continuing Directors” means, as of any date of determination, any member of the Company’s Board of Directors who (1) was a member of such Board of Directors on the date of the initial issuance of the applicable series or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc.

“Purchase Agreement” means the Membership Interest Purchase Agreement, dated May 24, 2017, by and among, Vulcan Construction Materials, LLC (a subsidiary of the Company), Aggregates USA Holdings Sub, LLC, Aggregates USA, LLC and SPO Partners II, L.P., as may be amended or modified by the parties thereto, pursuant to which Vulcan Construction Materials, LLC will purchase from Aggregates USA Holdings Sub, LLC all of the issued and outstanding equity interests of Aggregates USA, LLC.

“Rating Agency” means in respect of any series of Securities (a) each of Moody’s and S&P; and (b) if either of Moody’s or S&P ceases to rate the Securities of such series or fails to make a rating of the Securities of such series publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Company and certified by the Company’s Board of Directors as a replacement agency for the agency that ceased such rating or failed to make it publicly available.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Special Mandatory Redemption Trigger” means the first to occur of either (i) February 24, 2018 (or such later date to which the Extended Outside Date (as defined in the Purchase Agreement) is extended by agreement of the parties to the Purchase Agreement) (the “Redemption Trigger Date”) if the Acquisition is not consummated on or prior to such date, or (ii) the date on which the Purchase Agreement is terminated.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE FLOATING RATE NOTES

Section 201.    Designation and Principal Amount.

There is hereby authorized and established a series of Securities under the Indenture, designated as the “Floating Rate Notes due 2020”, which is not limited in aggregate principal amount. The aggregate principal amount of the Floating Rate Notes to be issued shall be as set forth in any Company Order for the authentication and delivery of the Floating Rate Notes, pursuant to Section 303 of the Indenture.

Section 202.    Maturity.

The Stated Maturity of principal for the Floating Rate Notes will be June 15, 2020.

Section 203.    Further Issues.

The Company may from time to time, without the consent of the Holders of the Floating Rate Notes, issue additional notes of that series. Any such additional notes will have the same ranking, interest rate, maturity date and other terms as the Floating Rate Notes. Any such additional notes, together with the Floating Rate Notes herein provided for, will constitute a single series of Securities under the Indenture.

Section 204.    Form and Payment.

Principal of, premium, if any, and interest on the Floating Rate Notes shall be payable in U.S. dollars.

Section 205.    Global Securities.

Upon the original issuance, the Floating Rate Notes will be represented by one or more Global Securities registered in the name of Cede & Co., the nominee of the Depository Trust Company (“DTC”). The Company will issue the Floating Rate Notes in denominations of $2,000.00 and integral multiples of $1,000.00 in excess thereof and will deposit the Global Securities with DTC or its custodian and register the Global Securities in the name of Cede & Co.

Section 206.    Definitive Form.

If (a) the Depositary is at any time unwilling or unable to continue as depositary or ceases to be a registered clearing agency and, in either case, a successor depositary is not appointed by the Company within 90 days of notice thereof, (b) an Event of Default has occurred with regard to the Floating Rate Notes and has not been cured or waived, or (c) the Company at any time and in its sole discretion determines not to have the Floating Rate Notes represented by Global Securities, the Company may issue the Floating Rate Notes in definitive form in exchange for such Global Securities. In any such instance, an owner of a beneficial interest in Floating Rate Notes will be entitled to physical delivery in definitive form of Floating Rate Notes, equal in principal amount to such beneficial interest and to have Floating Rate Notes registered in its name as shall be established in a Company Order.

Section 207.    Interest.

The Floating Rate Notes will bear interest (computed on the basis of the actual number of days in an interest period and a 360-day year) from June 15, 2017 at a floating rate equal to three-month LIBOR as determined on the applicable interest determination date plus 0.60% per annum, payable quarterly; interest payable on each Interest Payment Date will include interest accrued from June 15, 2017, or from the most recent Interest Payment Date to which interest has been paid or duly provided for; the Interest Payment Dates on which such interest shall be payable are March 15, June 15, September 15 and December 15, commencing on September 15, 2017; and the record date for the interest payable on any Interest Payment Date is the close of business on March 1, June 1, September 1 or December 1 (whether or not such day is a Business Day), as the case may be, next preceding the relevant Interest Payment Date.

Section 208.    Authorized Denominations.

The Floating Rate Notes shall be issuable in denominations of $2,000.00 and integral multiples of $1,000.00 in excess thereof.

Section 209.    Special Mandatory Redemption.

Upon the occurrence of a Special Mandatory Redemption Trigger, the Company will be required to redeem the Floating Rate Notes, in whole, at a redemption price equal to 101% of the aggregate principal amount of the Floating Rate Notes being redeemed, plus accrued and unpaid interest on the aggregate principal amount of the Floating Rate Notes being redeemed to, but excluding, the date of such redemption (the “Special Mandatory Redemption”).

Within five business days after the occurrence of the Special Mandatory Redemption Trigger, the Company will give notice of the Special Mandatory Redemption to each Holder of the Floating Rate Notes and to the Trustee, stating, among other matters prescribed in the Indenture, that a Special Mandatory Redemption Trigger has occurred and that all of the Floating Rate Notes being redeemed will be redeemed on the redemption date set forth in such notice (which will be no earlier than three business days and no later than 30 days from the date such notice is given).

The aggregate net proceeds from the sale of the Floating Rate Notes will not be held in escrow, and holders of the Floating Rate Notes will not have any special access or rights to or a security interest or encumbrance of any kind on the net proceeds from the offering of the Floating Rate Notes.

Upon the occurrence of the closing of the Acquisition, the foregoing provisions regarding the Special Mandatory Redemption will cease to apply.

Section 210.    Special Optional Redemption.

The Company will have the right to redeem the Floating Rate Notes, in whole, at any time before the Redemption Trigger Date, at a redemption price equal to 101% of the aggregate principal amount of the Floating Rate Notes being redeemed, plus accrued and unpaid interest on the aggregate principal amount of the Floating Rate Notes being redeemed to, but excluding, the date of such redemption, if the Company determines, in its judgment, the Acquisition will not be consummated on or before the Redemption Trigger Date (the “Special Optional Redemption”).

If the Company exercises the Special Optional Redemption right, the Company will provide notice to each Holder of the Floating Rate Notes to be redeemed and to the Trustee, stating, among other matters prescribed in the Indenture, the exercise of the Special Optional Redemption right and that all of the Floating Rate Notes being redeemed will be redeemed on the redemption date set forth in such notice (which will be no earlier than three business days and no later than 30 days from the date such notice is given).

Upon the occurrence of the closing of the Acquisition, the foregoing provisions regarding the Special Optional Redemption will cease to apply.

Section 211.    Change of Control.

(a)    Upon the occurrence of a Floating Rate Change of Control Repurchase Event (as defined below), unless the Company has been required to redeem all Floating Rate Notes pursuant to a Special Mandatory Redemption as set forth in the Floating Rate Notes, has exercised its right to redeem all Floating Rate Notes pursuant to a Special Optional Redemption as set forth in the Floating Rate Notes or has defeased the Floating Rate Notes as set forth in the Floating Rate Notes, the Company shall make an irrevocable offer to each Holder of Floating Rate Notes to repurchase all or any part (equal to or in excess of $2,000.00 and in integral multiples of $1,000.00) of such Holder’s Floating Rate Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Floating Rate Notes repurchased plus accrued and unpaid interest, if any, on the Floating Rate Notes repurchased to, but not including, the date of repurchase.

(b)    Within 30 days following any Floating Rate Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but in either case, after the public announcement of such Change of Control, the Company shall mail, or shall cause to be mailed, to each Holder of Floating Rate Notes, with a copy to the Trustee, a notice:

(i)	describing the transaction or transactions that constitute or may constitute the Floating Rate Change of Control Repurchase Event;

(ii)	offering to repurchase all Floating Rate Notes tendered;

(iii)	setting forth the payment date (the “Floating Rate Change of Control Payment Date”) for the repurchase of the Floating Rate Notes, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed;

(iv)	if mailed prior to the date of consummation of the Change of Control, stating that the offer to repurchase is conditioned on a Floating Rate Change of Control Repurchase Event occurring on or prior to the Floating Rate Change of Control Payment Date specified in such notice;

(v)	disclosing that any Floating Rate Note not tendered for repurchase will continue to accrue interest; and

(vi)	specifying the procedures for tendering Floating Rate Notes.

(c)    The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Floating Rate Notes as a result of a Floating Rate Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Floating Rate Change of Control Repurchase Event provisions of the Floating Rate Notes, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Floating Rate Change of Control Repurchase Event provisions of the Floating Rate Notes by virtue of such conflict.

(d)    On the Floating Rate Change of Control Payment Date, the Company shall, to the extent lawful:

(i)	accept for payment all Floating Rate Notes or portions thereof properly tendered pursuant to such offer;

(ii)	deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all Floating Rate Notes or portions thereof properly tendered; and

(iii)	deliver or cause to be delivered to the Trustee the Floating Rate Notes properly accepted, together with an Officers’ Certificate of the Company stating the aggregate principal amount of Floating Rate Notes or portions thereof being repurchased by the Company.

(e)    Upon receipt of the required funds, the Paying Agent will promptly distribute to each Holder of Floating Rate Notes properly tendered the purchase price for such Floating Rate Notes deposited with the Paying Agent by the Company, the Company will execute and the Trustee, upon the execution and delivery by the Company of such Floating Rate Notes, will promptly authenticate and deliver (or cause to be transferred by book-entry) to each Holder a new Floating Rate Note equal in principal amount to any unpurchased portion of any Floating Rate Notes surrendered; provided that each new Floating Rate Note will be in a principal amount of an integral multiple of $1,000.00.

(f)    The Company shall not be required to make an offer to repurchase the Floating Rate Notes upon a Floating Rate Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Floating Rate Notes properly tendered and not withdrawn under its offer. In addition, the Company shall not repurchase any Floating Rate Notes if there has occurred and is continuing on the Floating Rate Change of Control Payment Date an Event of Default in respect of any series of notes under the Indenture, other than a default in the payment of all or any portion of the aggregate purchase price in respect of all Floating Rate Notes or portions thereof properly tendered in connection with a Floating Rate Change of Control Repurchase Event.

(g)    Solely for purposes of this Section 211 in connection with the Floating Rate Notes, the following terms shall have the following meanings:

“Floating Rate Below Investment Grade Ratings Event” means that on any day commencing 60 days prior to the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which period will be extended following consummation of a Change of Control for up to an additional 60 days for so long as either of the Rating Agencies has publicly announced that it is considering a possible ratings change), the Floating Rate Notes are downgraded to a rating that is below Investment Grade by each of the Rating Agencies (regardless of whether the rating prior to such downgrade was Investment Grade or below Investment Grade).

“Floating Rate Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Floating Rate Below Investment Grade Ratings Event.

Section 212.    Appointment of Agents.

Regions Bank will initially be the Security Registrar, Paying Agent and calculation agent for the Floating Rate Notes and will act as such only at its offices at Regions Bank, Corporate Trust Department, 1900 5th Avenue North, 26th Floor, Birmingham, Alabama 35203; or any other address that the Securities Registrar and Paying Agent may designate with respect to itself from time to time by notice to the Trustee, the Company and the Holders.

Section 213.    Securities Filings.

(a)    Notwithstanding that the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or is otherwise required to report on an annual and quarterly basis on forms provided for in those annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, so long as the Floating Rate Notes are outstanding (unless defeased in a legal defeasance), the Company will (x) file with the Commission (unless the Commission will not accept such filing), and (y) make available to the Trustee and, upon written request, the Holders of the Floating Rate Notes, without cost to any such Holder, from the date that the Floating Rate Notes are issued:

(i)	within the time periods specified by the Exchange Act (including all applicable extension periods), an annual report on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form); and

(ii)	within the time periods specified by the Exchange Act (including all applicable extension periods), a quarterly report on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form).

(b)    In the event that the Company is not permitted to file its annual or quarterly reports with the Commission pursuant to the Exchange Act, the Company shall nevertheless make available such Exchange Act reports to the Trustee and the Holders of the Floating Rate Notes as if the Company was subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified by the Exchange Act (including all applicable extension periods), which requirement may be satisfied by posting such reports on the Company’s website within the applicable time periods specified in Sections 213(a)(i) and (a)(ii) above.

(c)    Notwithstanding the foregoing, the availability of the reports referred to in Sections 213(a)(i) and (a)(ii) above on the Commission’s Electronic Data Gathering, Analysis and Retrieval system (or any successor system, including the Commission’s Interactive Data Electronic Application system) and the Company’s website within the applicable time periods specified in Sections 213(a)(i) and (a)(ii) above will be deemed to satisfy the delivery obligations under this Section 213.

(d)    Delivery of reports, information and documents to the Trustee and, if applicable, to the Security Registrar and Paying Agent is for informational purposes only and their respective receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or any other Person’s compliance with any of its covenants under the Indenture, the Supplemental Indenture or the Floating Rate Notes (as to which the Trustee, Security Registrar and Paying Agent are entitled to rely exclusively on Officers’ Certificates). None of the Trustee, the Security Registrar or Paying Agent shall be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s or any other Person’s compliance with the covenants described herein or with respect to any reports or other documents filed under the Indenture or the Supplemental Indenture.

ARTICLE THREE

GENERAL TERMS AND CONDITIONS OF THE 2027 NOTES

Section 301.    Designation and Principal Amount.

There is hereby authorized additional notes under the series of Securities under the Indenture, designated as the “3.90% Notes due 2027”, which is not limited in aggregate principal amount. The aggregate principal amount of the additional 2027 Notes to be issued pursuant to this Supplemental Indenture shall be as set forth in any Company Order for the authentication and delivery of such additional 2027 Notes, pursuant to Section 303 of the Indenture.

Section 302.    Maturity.

The Stated Maturity of principal for the additional 2027 Notes will be April 1, 2027.

Section 303.    Further Issues.

The Company may from time to time, without the consent of the Holders of the 2027 Notes, issue additional notes of that series. Any such additional notes will have the same ranking, interest rate, maturity date and other terms as the 2027 Notes. Any such additional notes, together with the previously issued 2027 Notes and the additional 2027 Notes herein provided for, will constitute a single series of Securities under the Indenture.

Section 304.    Form and Payment.

Principal of, premium, if any, and interest on the additional 2027 Notes shall be payable in U.S. dollars.

Section 305.    Global Securities.

Upon the original issuance, the additional 2027 Notes will be represented by one or more Global Securities registered in the name of Cede & Co., the nominee of the Depository Trust Company (“DTC”). The Company will issue the additional 2027 Notes in denominations of $2,000.00 and integral multiples of $1,000.00 in excess thereof and will deposit the Global Securities with DTC or its custodian and register the Global Securities in the name of Cede & Co.

Section 306.    Definitive Form.

If (a) the Depositary is at any time unwilling or unable to continue as depositary or ceases to be a registered clearing agency and, in either case, a successor depositary is not appointed by the Company within 90 days of notice thereof, (b) an Event of Default has occurred with regard to the 2027 Notes and has not been cured or waived, or (c) the Company at any time and in its sole discretion determines not to have the 2027 Notes represented by Global Securities, the Company may issue the 2027 Notes in definitive form in exchange for such Global Securities. In any such instance, an owner of a beneficial interest in 2027 Notes will be entitled to physical delivery in definitive form of 2027 Notes, equal in principal amount to such beneficial interest and to have 2027 Notes registered in its name as shall be established in a Company Order.

Section 307.    Interest.

The additional 2027 Notes will bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from March 14, 2017 at the rate of 3.90% per annum, payable semiannually; interest payable on each Interest Payment Date will include interest accrued from March 14, 2017, or from the most recent Interest Payment Date to which interest has been paid or duly provided for; the Interest Payment Dates on which such interest shall be payable are April 1 and October 1 commencing on October 1, 2017; and the record date for the interest payable on any Interest Payment Date is the close of business on March 15 or September 15 (whether or not such day is a Business Day), as the case may be, next preceding the relevant Interest Payment Date.

Section 308.    Authorized Denominations.

The additional 2027 Notes shall be issuable in denominations of $2,000.00 and integral multiples of $1,000.00 in excess thereof.

Section 309.    Redemption.

The 2027 Notes are subject to redemption at the option of the Company as set forth in the form of 2027 Note attached to the Sixth Supplemental Indenture as Exhibit A thereto.

Section 310.    Change of Control.

The 2027 Notes will be subject to the change of control provisions set forth in Section 210 of the Sixth Supplemental Indenture.

Section 311.    Appointment of Agents.

Regions Bank will initially be the Security Registrar and Paying Agent for the additional 2027 Notes and will act as such only at its offices at Regions Bank, Corporate Trust Department, 1900 5th Avenue North, 26th Floor, Birmingham, Alabama 35203; or any other address that the Securities Registrar and Paying Agent may designate with respect to itself from time to time by notice to the Trustee, the Company and the Holders.

Section 312.    Securities Filings.

(a)    Notwithstanding that the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or is otherwise required to report on an annual and quarterly basis on forms provided for in those annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, so long as the 2027 Notes are outstanding (unless defeased in a legal defeasance), the Company will (x) file with the Commission (unless the Commission will not accept such filing), and (y) make available to the Trustee and, upon written request, the Holders of the 2027 Notes, without cost to any such Holder, from the date that the 2027 Notes are issued:

(i)	within the time periods specified by the Exchange Act (including all applicable extension periods), an annual report on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form); and

(ii)	within the time periods specified by the Exchange Act (including all applicable extension periods), a quarterly report on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form).

(b)    In the event that the Company is not permitted to file its annual or quarterly reports with the Commission pursuant to the Exchange Act, the Company shall nevertheless make available such Exchange Act reports to the Trustee and the Holders of the 2027 Notes as if the Company was subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified by the Exchange Act (including all applicable extension periods), which requirement may be satisfied by posting such reports on the Company’s website within the applicable time periods specified in Sections 312(a)(i) and (a)(ii) above.

(c)    Notwithstanding the foregoing, the availability of the reports referred to in Sections 312(a)(i) and (a)(ii) above on the Commission’s Electronic Data Gathering, Analysis and Retrieval system (or any successor system, including the Commission’s Interactive Data Electronic Application system) and the Company’s website within the applicable time periods specified in Sections 312(a)(i) and (a)(ii) above will be deemed to satisfy the delivery obligations under this Section 312.

(d)    Delivery of reports, information and documents to the Trustee and, if applicable, to the Security Registrar and Paying Agent is for informational purposes only and their respective receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or any other Person’s compliance with any of its covenants under the Indenture, the Supplemental Indenture or the 2027 Notes (as to which the Trustee, Security Registrar and Paying Agent are entitled to rely exclusively on Officers’ Certificates). None of the Trustee, the Security Registrar or Paying Agent shall be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s or any other Person’s compliance with the covenants described herein or with respect to any reports or other documents filed under the Indenture or the Supplemental Indenture.

ARTICLE FOUR

GENERAL TERMS AND CONDITIONS OF THE 2047 NOTES

Section 401.    Designation and Principal Amount.

There is hereby authorized and established a series of Securities under the Indenture, designated as the “4.50% Notes due 2047”, which is not limited in aggregate principal amount. The aggregate principal amount of the 2047 Notes to be issued shall be as set forth in any Company Order for the authentication and delivery of the 2047 Notes, pursuant to Section 303 of the Indenture.

Section 402.    Maturity.

The Stated Maturity of principal for the 2047 Notes will be June 15, 2047.

Section 403.    Further Issues.

The Company may from time to time, without the consent of the Holders of the 2047 Notes, issue additional notes of that series. Any such additional notes will have the same ranking, interest rate, maturity date and other terms as the 2047 Notes. Any such additional notes, together with the 2047 Notes herein provided for, will constitute a single series of Securities under the Indenture.

Section 404.    Form and Payment.

Principal of, premium, if any, and interest on the 2047 Notes shall be payable in U.S. dollars.

Section 405.    Global Securities.

Upon the original issuance, the 2047 Notes will be represented by one or more Global Securities registered in the name of Cede & Co., the nominee of the Depository Trust Company (“DTC”). The Company will issue the 2047 Notes in denominations of $2,000.00 and integral multiples of $1,000.00 in excess thereof and will deposit the Global Securities with DTC or its custodian and register the Global Securities in the name of Cede & Co.

Section 406.    Definitive Form.

If (a) the Depositary is at any time unwilling or unable to continue as depositary or ceases to be a registered clearing agency and, in either case, a successor depositary is not appointed by the Company within 90 days of notice thereof, (b) an Event of Default has occurred with regard to the 2047 Notes and has not been cured or waived, or (c) the Company at any time and in its sole discretion determines not to have the 2047 Notes represented by Global Securities, the Company may issue the 2047 Notes in definitive form in exchange for such Global Securities. In any such instance, an owner of a beneficial interest in 2047 Notes will be entitled to physical delivery in definitive form of 2047 Notes, equal in principal amount to such beneficial interest and to have 2047 Notes registered in its name as shall be established in a Company Order.

Section 407.    Interest.

The 2047 Notes will bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from June 15, 2017 at the rate of 4.50% per annum, payable semiannually; interest payable on each Interest Payment Date will include interest accrued from June 15, 2017, or from the most recent Interest Payment Date to which interest has been paid or duly provided for; the Interest Payment Dates on which such interest shall be payable are June 15 and December 15, commencing on December 15, 2017; and the record date for the interest payable on any Interest Payment Date is the close of business on June 1 or December 1 (whether or not such day is a Business Day), as the case may be, next preceding the relevant Interest Payment Date.

Section 408.    Authorized Denominations.

The 2047 Notes shall be issuable in denominations of $2,000.00 and integral multiples of $1,000.00 in excess thereof.

Section 409.    Redemption.

The 2047 Notes are subject to redemption at the option of the Company as set forth in the form of 2047 Note attached hereto as Exhibit B.

Section 410.    Change of Control.

(a)    Upon the occurrence of a 2047 Change of Control Repurchase Event (as defined below), unless the Company has exercised its right to redeem all 2047 Notes in accordance with the redemption terms as set forth in the 2047 Notes or has defeased the 2047 Notes as set forth in the 2047 Notes, the Company shall make an irrevocable offer to each Holder of 2047 Notes to repurchase all or any part (equal to or in excess of $2,000.00 and in integral multiples of $1,000.00) of such Holder’s 2047 Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of 2047 Notes repurchased plus accrued and unpaid interest, if any, on the 2047 Notes repurchased to, but not including, the date of repurchase.

(b)    Within 30 days following any 2047 Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but in either case, after the public announcement of such Change of Control, the Company shall mail, or shall cause to be mailed, to each Holder of 2047 Notes, with a copy to the Trustee, a notice:

(i)	describing the transaction or transactions that constitute or may constitute the 2047 Change of Control Repurchase Event;

(ii)	offering to repurchase all 2047 Notes tendered;

(iii)	setting forth the payment date (the “2047 Change of Control Payment Date”) for the repurchase of the 2047 Notes, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed;

(iv)	if mailed prior to the date of consummation of the Change of Control, stating that the offer to repurchase is conditioned on a 2047 Change of Control Repurchase Event occurring on or prior to the 2047 Change of Control Payment Date specified in such notice;

(v)	disclosing that any 2047 Note not tendered for repurchase will continue to accrue interest; and

(vi)	specifying the procedures for tendering 2047 Notes.

(c)    The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 2047 Notes as a result of a 2047 Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the 2047 Change of Control Repurchase Event provisions of the 2047 Notes, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the 2047 Change of Control Repurchase Event provisions of the 2047 Notes by virtue of such conflict.

(d)    On the 2047 Change of Control Payment Date, the Company shall, to the extent lawful:

(i)	accept for payment all 2047 Notes or portions thereof properly tendered pursuant to such offer;

(ii)	deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all 2047 Notes or portions thereof properly tendered; and

(iii)	deliver or cause to be delivered to the Trustee the 2047 Notes properly accepted, together with an Officers’ Certificate of the Company stating the aggregate principal amount of 2047 Notes or portions thereof being repurchased by the Company.

(e)    Upon receipt of the required funds, the Paying Agent will promptly distribute to each Holder of 2047 Notes properly tendered the purchase price for such 2047 Notes deposited with the Paying Agent by the Company, the Company will execute and the Trustee, upon the execution and delivery by the Company of such 2047 Notes, will promptly authenticate and deliver (or cause to be transferred by book-entry) to each Holder a new 2047 Note equal in principal amount to any unpurchased portion of any 2047 Notes surrendered; provided that each new 2047 Note will be in a principal amount of an integral multiple of $1,000.00.

(f)    The Company shall not be required to make an offer to repurchase the 2047 Notes upon a 2047 Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all 2047 Notes properly tendered and not withdrawn under its offer. In addition, the Company shall not repurchase any 2047 Notes if there has occurred and is continuing on the 2047 Change of Control Payment Date an Event of Default in respect of any series of notes under the Indenture, other than a default in the payment of all or any portion of the aggregate purchase price in respect of all 2047 Notes or portions thereof properly tendered in connection with a 2047 Change of Control Repurchase Event.

(g)    Solely for purposes of this Section 410 in connection with the 2047 Notes, the following terms shall have the following meanings:

“2047 Below Investment Grade Ratings Event” means that on any day commencing 60 days prior to the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which period will be extended following consummation of a Change of

Control for up to an additional 60 days for so long as either of the Rating Agencies has publicly announced that it is considering a possible ratings change), the 2047 Notes are downgraded to a rating that is below Investment Grade by each of the Rating Agencies (regardless of whether the rating prior to such downgrade was Investment Grade or below Investment Grade).

“2047 Change of Control Repurchase Event” means the occurrence of both a Change of Control and a 2047 Below Investment Grade Ratings Event.

Section 411.    Appointment of Agents.

Regions Bank will initially be the Security Registrar and Paying Agent for the 2047 Notes and will act as such only at its offices at Regions Bank, Corporate Trust Department, 1900 5th Avenue North, 26th Floor, Birmingham, Alabama 35203; or any other address that the Securities Registrar and Paying Agent may designate with respect to itself from time to time by notice to the Trustee, the Company and the Holders.

Section 412.    Securities Filings.

(a)    Notwithstanding that the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or is otherwise required to report on an annual and quarterly basis on forms provided for in those annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, so long as the 2047 Notes are outstanding (unless defeased in a legal defeasance), the Company will (x) file with the Commission (unless the Commission will not accept such filing), and (y) make available to the Trustee and, upon written request, the Holders of the 2047 Notes, without cost to any such Holder, from the date that the 2047 Notes are issued:

(i)	within the time periods specified by the Exchange Act (including all applicable extension periods), an annual report on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form); and

(ii)	within the time periods specified by the Exchange Act (including all applicable extension periods), a quarterly report on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form).

(b)    In the event that the Company is not permitted to file its annual or quarterly reports with the Commission pursuant to the Exchange Act, the Company shall nevertheless make available such Exchange Act reports to the Trustee and the Holders of the 2047 Notes as if the Company was subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified by the Exchange Act (including all applicable extension periods), which requirement may be satisfied by posting such reports on the Company’s website within the applicable time periods specified in Sections 412(a)(i) and (a)(ii) above.

(c)    Notwithstanding the foregoing, the availability of the reports referred to in Sections 412(a)(i) and (a)(ii) above on the Commission’s Electronic Data Gathering, Analysis and Retrieval system (or any successor system, including the Commission’s Interactive Data Electronic Application system) and the Company’s website within the applicable time periods specified in Sections 412(a)(i) and (a)(ii) above will be deemed to satisfy the delivery obligations under this Section 412.

(d)    Delivery of reports, information and documents to the Trustee and, if applicable, to the Security Registrar and Paying Agent is for informational purposes only and their respective receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or any other Person’s compliance with any of its covenants under the Indenture, the Supplemental Indenture or the 2047 Notes (as to which the Trustee, Security Registrar and Paying Agent are entitled to rely exclusively on Officers’ Certificates). None of the Trustee, the Security Registrar or Paying Agent shall be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s or any other Person’s compliance with the covenants described herein or with respect to any reports or other documents filed under the Indenture or the Supplemental Indenture.

ARTICLE FIVE

FORM OF NOTES

Section 501.    Form of Floating Rate Notes.

The Floating Rate Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form set forth in Exhibit A hereto.

Section 502.    Form of 2027 Notes.

The 2027 Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form (other than principal amount) set forth in the Sixth Supplemental Indenture as Exhibit A thereto.

Section 503.    Form of 2047 Notes.

The 2047 Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form set forth in Exhibit B hereto.

ARTICLE SIX

ORIGINAL ISSUE OF NOTES

Section 601.    Original Issue of Floating Rate Notes.

The Floating Rate Notes may, upon execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon Company Order, authenticate and deliver such Floating Rate Notes as in such Company Order provided.

Section 602.    Original Issue of 2027 Notes.

The additional 2027 Notes may, upon execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon Company Order, authenticate and deliver such 2027 Notes as in such Company Order provided.

Section 603.    Original Issue of 2047 Notes.

The 2047 Notes may, upon execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon Company Order, authenticate and deliver such 2047 Notes as in such Company Order provided.

ARTICLE SEVEN

MISCELLANEOUS

Section 701.    Ratification of Indenture.

The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided; provided that the provisions of this Supplemental Indenture apply solely with respect to the Floating Rate Notes, the 2027 Notes and the 2047 Notes.

Section 702.    Trustee Not Responsible for Recitals.

The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 703.    Governing Law.

This Supplemental Indenture and each Floating Rate Note, 2027 Note and 2047 Note shall be governed by and construed in accordance with the laws of the State of New York.

Section 704.    Separability.

In case any one or more of the provisions contained in this Supplemental Indenture or the Floating Rate Notes, the 2027 Notes and the 2047 Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Floating Rate Notes, the 2027 Notes and the 2047 Notes but this Supplemental Indenture and the Floating Rate Notes, the 2027 Notes and the 2047 Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 705.    Counterparts.

This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

VULCAN MATERIALS COMPANY

By:	/s/ C. Wes Burton, Jr.
	Name:	C. Wes Burton, Jr.
	Title:	Vice President and Treasurer

REGIONS BANK, as Trustee

By:	/s/ Patti Maner
	Name:	Patti Maner
	Title:	Vice President

Acknowledged:

REGIONS BANK, as Paying Agent and Security Registrar

By:	/s/ Carmen J. Kilgore
	Name:	Carmen J. Kilgore
	Title:	Vice President

[Signature Page to Seventh Supplemental Indenture]

Acknowledged:

REGIONS BANK, as calculation agent

By:	/s/ Patti Maner
	Name:	Patti Maner
	Title:	Vice President

[Signature Page to Seventh Supplemental Indenture]

EXHIBIT A

FORM OF FLOATING RATE NOTES

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND NO TRANSFER OF THIS SECURITY (EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

VULCAN MATERIALS COMPANY

FLOATING RATE NOTE DUE 2020

No.	$
CUSIP No. [ ]

Vulcan Materials Company, a corporation duly organized and existing under the laws of New Jersey (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of        Dollars on June 15, 2020, and to pay interest thereon from June 15, 2017, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on March 15, June 15, September 15 and December 15 of each year and on the maturity date, beginning on September 15, 2017, at the floating rate of interest described on the Reverse of this Security, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the floating rate of interest described on the Reverse of this Security on any overdue principal and premium and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more

Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be March 1, June 1, September 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York (or, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee or an authentication agent on its behalf referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

VULCAN MATERIALS COMPANY

By:
C. Wes Burton, Jr., Vice President and Treasurer

Attest:

Jerry F. Perkins Jr., General Counsel and Secretary

[Signature Page to Global Security]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

REGIONS BANK, as Trustee

By:
Authorized Officer

[Signature Page to Global Security]

(FORM OF REVERSE OF FLOATING RATE NOTE)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under a Senior Debt Indenture, dated as of December 11, 2007 (herein called the “Indenture”), as supplemented by the Seventh Supplemental Indenture, dated as of June 15, 2017, between the Company and Regions Bank, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

Upon the occurrence of a Special Mandatory Redemption Trigger (as defined in the Seventh Supplemental Indenture), the Company shall be required to redeem the Floating Rate Notes, in whole, at a redemption price equal to 101% of the aggregate principal amount of the Floating Rate Notes being redeemed, plus accrued and unpaid interest on the aggregate principal amount of the Floating Rate Notes being redeemed to, but excluding the date of such redemption, in accordance with the provisions set forth in the Seventh Supplemental Indenture.

The Company will have the right to redeem the Floating Rate Notes, in whole, at any time before the Redemption Trigger Date (as defined in the Seventh Supplemental Indenture), at a redemption price equal to 101% of the aggregate principal amount of the Floating Rate Notes being redeemed, plus accrued and unpaid interest on the aggregate principal amount of the Floating Rate Notes being redeemed to, but excluding, the date of such redemption, if the Company determines, in its judgment, the Acquisition (as defined in the Seventh Supplemental Indenture) will not be consummated on or before the Redemption Trigger Date, in accordance with the provisions set forth in the Seventh Supplemental Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

This Security will bear interest for each interest period at a per annum rate equal to three-month LIBOR plus 0.60%, as determined by the calculation agent on the applicable interest determination date for such interest period. The calculation agent will be Regions Bank until such time as the Company appoints a successor calculation agent. The interest determination date for an interest period will be the second London business day preceding the first day of such interest period. The initial interest period for this Security will be the period from and including the original issue date to but excluding the initial interest payment date. Each subsequent interest period shall be the period beginning on, and including, an interest payment date and ending on, but not including, the following interest payment date. Promptly upon determination, the calculation agent will inform the Trustee and the Company of the interest rate for the next interest period. Absent manifest error, the determination of the interest rates for this Security by the calculation agent shall be binding and conclusive on the Holders of such Security, the Trustee and the Company. A London business day is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

On any interest determination date, LIBOR will be equal to the offered rate for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters Page LIBOR01” at approximately 11:00 a.m., London time, on such interest determination date. If on an interest determination date, such rate does not appear on the “Reuters Page LIBOR01” as of 11:00 a.m., London time, or if the “Reuters Page LIBOR01” is not available on such date, the calculation agent will obtain such rate from Bloomberg L.P.’s page “BBAM.”

If no offered rate appears on “Reuters Page LIBOR01” or Bloomberg L.P.’s page “BBAM” on an interest determination date at approximately 11:00 a.m., London time, then the Company will select four major banks in the London interbank market and shall request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, the Company will select three major banks in New York City and shall request each of them to provide a quotation of the rate offered by them at approximately 11:00 a.m., New York City time, on the interest determination date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable interest period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, the rate of LIBOR for the next interest period will be set equal to the rate of LIBOR for the then current interest period.

All percentages resulting from any calculation of any interest rate for this Security will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 3.876545% (or .03876545) would be rounded to 3.87655% (or .0387655)), and all dollar amounts will be rounded to the nearest cent, with one-half cent being rounded upward.

The interest rate on this Security will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

Upon request from any Holder of this Security, the calculation agent will provide the interest rate in effect on this Security, for the current interest period and, if it has been determined, the interest rate to be in effect for the next interest period.

Interest on this Security will accrue from and including the most recent interest payment date to which interest has been paid or, if no interest has been paid, from and including the date of issuance of the notes.

Interest on this Security will be paid to but excluding the relevant interest payment date. Interest on this Security will be computed on the basis of the actual number of days in an interest period and a 360-day year.

If an interest payment date for this Security falls on a day that is not a business day, the interest payment date will be made on the next succeeding business day unless such next succeeding business day would be in the following month, in which case, the interest payment date shall be, notwithstanding Section 113 of the Indenture, the immediately preceding business day.

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of the Company on this Security and (ii) certain restrictive covenants and other covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security. In addition, upon the Company’s exercise of the option provided in Section 1301 of the Indenture to obtain a covenant defeasance with respect to this Security, the Company shall be released from its obligations under Section 211 of the Seventh Supplemental Indenture (in addition to the Sections provided in Section 1303 of the Indenture) with respect to this Security on and after the date the applicable conditions set forth in Section 1304 of the Indenture are satisfied.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Except as set forth in Article Thirteen of the Indenture, no reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000.00 and multiples of $1,000.00 thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

EXHIBIT B

FORM OF 2047 NOTES

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND NO TRANSFER OF THIS SECURITY (EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

VULCAN MATERIALS COMPANY

4.50% NOTE DUE 2047

No.	$
CUSIP No. [ ]

Vulcan Materials Company, a corporation duly organized and existing under the laws of New Jersey (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of          Dollars on June 15, 2047, and to pay interest thereon from June 15, 2017, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 15 and December 15 in each year, commencing December 15, 2017 at the rate of 4.50% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 4.50% per annum on any overdue principal and premium and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such

Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York (or, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee or an authentication agent on its behalf referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

VULCAN MATERIALS COMPANY

By:
C. Wes Burton, Jr., Vice President and Treasurer

Attest:

Jerry F. Perkins Jr., General Counsel and Secretary

[Signature Page to Global Security]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

REGIONS BANK,

  as Trustee

By:
Authorized Officer

[Signature Page to Global Security]

(FORM OF REVERSE OF 2047 NOTE)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under a Senior Debt Indenture, dated as of December 11, 2007 (herein called the “Indenture”), as supplemented by the Seventh Supplemental Indenture, dated as of June 15, 2017, between the Company and Regions Bank, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

At any time prior to December 15, 2046 (the “Par Call Date”), the Securities are subject to redemption upon not less than 30 days’ nor more than 60 days’ notice by mail, as a whole or in part, at the election of the Company, at a redemption price equal to the greater of (i) one hundred percent (100%) of the principal amount of the Securities and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed that would be due if such Securities matured on the Par Call Date (exclusive of interest accrued on the Securities to be redeemed to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 25 basis points, and in each case, plus accrued and unpaid interest, if any, on the Securities being redeemed to, but not including, the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

In addition, at any time on or after the Par Call Date, the Securities are subject to redemption in whole or in part, at the option of the Company, from time to time at a redemption price equal to one hundred percent (100%) of the aggregate principal amount of the Securities being redeemed, plus any accrued and unpaid interest on the Securities being redeemed to, but not including, the Redemption Date, but interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

The Independent Investment Banker (as defined below) will calculate the Redemption Price.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed (assuming, for this purpose, that the Securities matured on the Par Call Date) that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the remaining term of those Securities (assuming, for this purpose, that the Securities matured on the Par Call Date).

“Comparable Treasury Price” means, with respect to the Securities on any Redemption Date, (i) the average of the four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee as directed by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and the Securities on any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for such Securities (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

“Reference Treasury Dealer” means each of (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successors, (ii) Goldman Sachs & Co. LLC and its successors and (iii) two Primary Treasury Dealers (as defined below) selected by the Company; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall replace that former dealer with another Primary Treasury Dealer.

“Treasury Rate” means, with respect to any Redemption Date, (1) the average of the yields in each statistical release for the immediately preceding week designated “H.15” or any successor publication which is published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “U.S. government securities—Treasury constant maturities—nominal,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Securities to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated on the third business day preceding the Redemption Date.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof. No Securities of a principal amount of $2,000 or less will be redeemed in part.

In connection with any redemption of Securities, any such redemption may, at the Company’s discretion, be subject to one or more conditions precedent. If such redemption is subject to satisfaction of one or more conditions precedent, the notice of such redemption shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall have been satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of the Company on this Security and (ii) certain restrictive covenants and other covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security. In addition, upon the Company’s exercise of the option provided in Section 1301 of the Indenture to obtain a covenant defeasance with respect to this Security, the Company shall be released from its obligations under Section 410 of the Seventh Supplemental Indenture (in addition to the Sections provided in Section 1303 of the Indenture) with respect to this Security on and after the date the applicable conditions set forth in Section 1304 of the Indenture are satisfied.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Except as set forth in Article Thirteen of the Indenture, no reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000.00 and multiples of $1,000.00 thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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